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                        ADDENDUM TO CONSULTING AGREEMENT


     This Addendum is entered into as of the 1st day of January, 1998 by and between Goran Capital, Inc. ("Goran"), Symons International Group, Inc. ("SIG"), Granite Reinsurance Company Ltd. ("Granite Re"), Goran Management Bermuda Ltd. ("Goran Bermuda") and G. Gordon Symons (the "Chairman") with respect to the following:


A. The Chairman is the Chairman of the Board of Directors of Goran and SIG and the Chairman of the Board and President of Granite Re;

B. Granite Re and Goran Bermuda have heretofore entered into that certain Consulting Agreement dated January 1, 1995 (as amended from time to time, the "Consulting Agreement") whereby an annual sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Annual Sum") is paid by Granite Re to Goran Bermuda;

C. Granite Re desires to ensure that it continues to receive the benefit it currently derives from the Consulting Agreement;

D. Goran desires to ensure that its wholly owned subsidiary, Granite Re, continues to receive the benefit it currently derives from the Consulting Agreement; and

E. The parties to the Consulting Agreement desire to amend such Consulting Agreement consistent with the terms contained herein (including, but not limited to, the provisions of this Addendum dealing with non-competition) and otherwise ratify and affirm the Consulting Agreement.


     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Goran, Granite Re, Goran Bermuda and the Chairman agree as follows:


1. RATIFICATION AND AMENDMENT. Granite Re and Goran Bermuda hereby reaffirm and modify the Consulting Agreement, and hereby ratify all existing terms of the Consulting Agreement and also amend the provisions of the Consulting Agreement to provide that, upon the occurrence of a Triggering Event (as defined herein), the sum of One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000) (the "Contract Payment") shall be paid to Goran Bermuda.


2. TRIGGERING EVENT. A Triggering Event shall occur upon the happening of any of the following events:

     a.   Granite Re shall fail to pay the Annual Sum; or
     b. There shall occur a "Change of Control" with respect to Goran or SIG. For purposes of this Addendum, a "Change of Control" shall mean the inability of the Symons family to cause the election of a majority of the Board of Directors of Goran or SIG or their respective successors. In the event of a Change of Control, Goran shall comply with the provisions of Sections 1 and 8 hereof.

3. PAYMENTS TO SURVIVING SPOUSE. In the event of the death of the Chairman prior to the satisfaction by Granite Re of the Contract Payment, the Annual Sum payments and the Contract Payment shall be made to the Chairman's spouse if she is then surviving, in accordance with the terms of this Addendum.

4. NONCOMPETITION AGREEMENT. As consideration of Granite Re entering into this Addendum, Goran Bermuda agrees as follows:


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    a.   Goran Bermuda, from and after the date of this Addendum, shall not compete, in any manner, with Goran or SIG (including the Affiliates of Goran or SIG, as such term "Affiliates" is defined for purposes of the Securities Laws of the United States.)

5. MONTHLY INSTALLMENTS. The Annual Sum shall be paid in equal monthly installments.

6. COUNTERPARTS. This Addendum may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

7. U.S. DOLLARS. The payment of all amounts hereunder shall be made in United States dollars.

8. LIABILITY. If a Triggering Event shall occur, Goran and SIG shall become jointly and severally liable with Granite Re for all obligations pursuant to the Consulting Agreement or this Addendum. Neither the Consulting Agreement nor this Addendum may be amended, canceled, terminated or otherwise revised unless same shall be in writing signed by the parties to the Consulting Agreement.

9. FULL FORCE AND EFFECT. Except as otherwise provided herein, the Consulting Agreement shall remain in full force and effect.




     IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first set forth above.

                                   "Chairman"


                             ----------------------------------------
                                                    G. Gordon Symons


                             "Granite Re"
                             Granite Reinsurance Company Ltd.


                             By:
                                -------------------------------------
                                      Colin James


                             "Goran Bermuda"
                             Goran Management Bermuda Ltd.


                             By:
                                -------------------------------------
                                      G. Gordon Symons


                             "Goran"
                             Goran Capital Inc.


                             By:
                                -------------------------------------
                                Alan G. Symons, President and Chief
                                       Executive Officer


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                                      "SIG"
                                Symons International Group, Inc.


                             By:
                                -------------------------------------
                                Alan G. Symons, Chief Executive Officer

















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